     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2002



                                                     REGISTRATION NO. 333-83990


===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       -----------------------------------


                                AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                       -----------------------------------

                              KPMG CONSULTING, INC.
             (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                                    22-3680505
(State or Other Jurisdiction of           (IRS. Employer Identification Number)
Incorporation or Organization)


                       -----------------------------------
                            1676 INTERNATIONAL DRIVE
                                McLEAN, VA 22102
                                 (703) 747-3000

                   (Address, Including Zip Code, and Telephone
                  Number, Including Area Code, of Registrant's
                          Principal Executive Offices)
                       -----------------------------------

                              DAVID W. BLACK, ESQ.
                            EXECUTIVE VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                              KPMG CONSULTING, INC.
                            1676 INTERNATIONAL DRIVE
                                McLEAN, VA 22102
                                 (703) 747-3000

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                       -----------------------------------

                                   COPIES TO:

                          RICHARD A. STEINWURTZEL, ESQ.
                           VASILIKI B. TSAGANOS, ESQ.
                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                          1001 PENNSYLVANIA AVENUE, NW
                              WASHINGTON, DC 20004
                                 (202) 639-7000

                       -----------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED MAXIMUM        PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF          AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED(1)(2)         UNIT(1)(2)             PRICE(1)(2)         REGISTRATION FEE
---------------------------      ----------------         ----------             -----------         ----------------
PRIMARY OFFERING:

Debt Securities (3) (4)

Preferred Stock (4) (5)

Depositary Shares (4) (6)

Common Stock, par value
  $.01 per share (4) (7)

Warrants to Purchase Common
Stock (4) (8)

TOTAL                            $1,000,000,000                100%              $1,000,000,000            $92,000(9)
                                 ==============                ===               ==============            ===========


(1) We will determine the proposed maximum offering price per unit from time to time in connection with issuances of securities registered hereunder. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) Not applicable pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

(3) There is being registered hereunder an indeterminate principal amount of debt securities of our company as may be offered or sold from time to time by us. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $1,000,000,000.

(4) Includes such indeterminate amount of securities of our company as may be issued upon conversion of or exchange for, as the case may be, any other securities registered hereunder.

(5) There is being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by us.

(6) There is being registered hereunder an indeterminate number of depositary shares as may be sold from time to time by us.

(7) There is being registered hereunder an indeterminate number of shares of our common stock as may be sold from time to time by us. This includes the associated rights to purchase our series A junior participating preferred stock. The rights to purchase our series A junior participating preferred stock initially are attached to and trade with the shares of our common stock being registered hereby.

(8) There is being registered hereunder an indeterminate number of warrants to purchase common stock as may be sold from time to time by us.


(9)  Previously paid.

                       ----------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
    NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN
 OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE
       SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MARCH 15, 2002


                                   PROSPECTUS

                              KPMG CONSULTING, INC.

                                 $1,000,000,000

                                 DEBT SECURITIES

                                 PREFERRED STOCK

                                DEPOSITARY SHARES

                                  COMMON STOCK

                        WARRANTS TO PURCHASE COMMON STOCK

                                   [KPMG LOGO]


     We may offer and sell, from time to time, in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of offering, with an aggregate initial offering price not exceeding $1,000,000,000:

     - debt securities, which may consist of debentures, notes or other types of debt;
     -  shares of preferred stock;
     -  shares of preferred stock represented by depositary shares;
     -  shares of common stock; and
     -  warrants to purchase common stock.

     We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. WE URGE YOU TO READ CAREFULLY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, WHICH WILL DESCRIBE THE SPECIFIC TERMS OF THE SECURITIES OFFERED, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     Our common stock is quoted on the Nasdaq National Market under the symbol "KCIN." If we decide to list or seek a quotation for any other securities, the prospectus supplement relating thereto will disclose the exchange or market on which such securities will be listed or quoted.

     INVESTING IN OUR SECURITIES INVOLVES RISKS, SEE "RISK FACTORS" BEGINNING ON PAGE 11.

                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              --------------------

                   The date of this prospectus is ______, 2002

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

About this Prospectus ................................................       6
Where You Can Find More Information ..................................       6
Forward-looking Statements ...........................................       7
KPMG Consulting ......................................................       9
Risk Factors .........................................................       11
Ratio of Earnings to Fixed Charges ...................................       28
Use of Proceeds ......................................................       28
Securities We May Issue ..............................................       29
Description of Debt Securities .......................................       32
Description of Preferred Stock and Depositary Shares .................       48
Description of Common Stock ..........................................       54
Description of Warrants ..............................................       60
Plan of Distribution .................................................       63
Legal Matters ........................................................       64
Experts ..............................................................       64


                              --------------------

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus having a total initial offering price not exceeding $1,000,000,000.

         In this prospectus "KPMG Consulting," "the company," "we," "us," and "our" refer to KPMG Consulting, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires. KPMG Consulting, Inc. is an independent consulting company that is not affiliated with KPMG LLP, the tax and audit firm.

         This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Market information is generally based on company estimates and not third party sources. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information" before making an investment decision.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy our reports, statements and other information at the offices of National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.

         We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

         The SEC allows us to incorporate by reference into this document the information we have filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference.

         We incorporate by reference the documents listed below:

         1. Our annual report on Form 10-K for the fiscal year ended June 30, 2001;

         2. Our quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2001 and December 31, 2001;

         3. Our Definitive Proxy Statement on Schedule 14A filed on September 28, 2001;

         4.    Our current report on Form 8-K filed on October 3, 2001; and

         5. The description of our common stock contained in our registration statement on Form 8-A filed on August 18, 2000.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                               Investor Relations
                              KPMG Consulting, Inc.
                                 99 High Street
                              Boston, MA 02110-2371
                    Tel: (617) 988-1885, Fax: (617) 988-0836
                          E-mail: us-investors@kpmg.com

         Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

         We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) on or after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (ii) on or after the date of this prospectus and prior to the termination of the offering made hereby. Such documents will become a part of this prospectus from the date that the documents are filed with the SEC.

         You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operation and prospects may have changed since that date.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus and any documents incorporated by reference constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to our operations that are based on our current expectations, estimates and projections. Words such as "may," "will," "could," "would," "should, " "anticipate" "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Our actual results may differ from the forward-looking statements for many reasons, including:

         - the business decisions of our clients regarding the use of our services;

         -     the timing of projects and their termination;

         - the availability of talented professionals to provide our services;

         -     the pace of technological change;

         -     the strength of our joint marketing relationships;

         -     continuing limitations following our separation from KPMG LLP;
               and

         -     the actions of our competitors.

         In addition, these statements could be affected by general domestic and international economic and political conditions, including slowdowns in the economy, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. For a more detailed discussion of certain of these factors, see Risk Factors in this prospectus and the applicable prospectus supplement, and "Factors Affecting Future Financial Results" in our Form 10-Q for the fiscal quarter ended December 31, 2001 (incorporated by reference in this prospectus) and "Factors Affecting Future Financial Results" in our most recent Form 10-K (incorporated by reference in this prospectus) and similar sections in our future filings which are incorporated by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

                                 KPMG CONSULTING

         We are one of the world's largest consulting firms with nearly 10,000 employees. We serve over 2,500 clients, including global 2000 and Fortune 1000 companies, small and medium-sized businesses, government agencies and other organizations. We provide our clients with a range of service offerings that combine industry specific business strategy and operational improvements, technology implementation, business systems and network integration. Our service offerings are designed to help our clients generate revenues, reduce costs, and access the information necessary to operate their business in a more real-time environment. These services include business and technology strategy, process design and operations improvement, systems integration, network integration and infrastructure, and outsourcing.

         We provide consulting services through five industry groups in which we have significant industry-specific knowledge. These groups are:

         - Public Services, which assists public services clients in process improvement, enterprise resource planning and Internet integration service offerings. This group is also a leading provider of financial and economic advisory services to governments, corporations and financial institutions around the world. In addition, this group provides services to public service health care agencies and private sector payor and provider companies. Our public services clients include federal government agencies, state and local governments, and both private and public health care and higher education institutions.

         - Financial Services, which focuses on delivering strategic, operational and technology services, including new, component-based business and technical architectures that leverage existing application systems and e-business strategies and development delivered through consumer and wholesale lines of business. Our clients in the financial services sector include banking, insurance, securities, real estate, hospitality and professional services institutions.

         - Communications and Content, which provides services that support broadband access, value-added services, content management, network management and transaction-based commerce. We work with our clients to help them formulate and implement e-business and business systems strategies to reduce operating costs and improve operating efficiencies and service levels and to create new revenue opportunities in new service markets. Our clients are companies providing the communications backbone to support growth in the networked economy, including global and national telecommunications companies and carriers, wireless service providers, cable operators and emerging Internet protocol service providers. We also serve content companies that provide information to service providers and broadcasters.

         - High Tech, which focuses on the identification and delivery of business process efficiency improvements. Areas of focus include: enterprise systems; supply chain; product lifecycle and collaboration; sales, marketing, customer care, channel and human resource management. Our services support both global market leaders and fast growing businesses requiring a broad range of technology, integration, infrastructure and managed services assistance. These solutions address industry business challenges specific to our electronics clients, which include contract manufacturers, consumer electronics, semiconductor, hardware and network equipment manufacturers; software clients consisting of large and emerging software companies; and life sciences clients consisting of pharmaceutical, medical device and distribution companies.

         - Consumer and Industrial Markets, which advises clients on capturing and assessing customer needs and buying pattern data to improve one-to-one marketing and capture additional market share. We also develop and implement channel integration strategies, electronic storefronts, sales automation and call center service offerings to help clients better serve their customers. We focus on improving supply chain integration through e-procurement, collaborative planning, fulfillment, product data management and digital marketplace solutions. Finally, we assist companies in increasing the productivity of their workforce through Internet-enabled employee self-service and human resource applications, web-based training and learning, back office/front office integration, shared services and knowledge management. We work with both established brick and mortar companies, including their related Internet companies, and newer Internet companies that produce or distribute consumer and industrial products and services. We focus on four market sectors--consumer, industrial and automotive, chemical and energy, and retail.
                  We work with clients in several vertical markets, including petroleum, industrial products, food, retail and transportation, to create digital marketplaces and trading exchanges that connect buyers and sellers within each market.

         Our focus on specific industries provides us with the ability to tailor our service offerings to reflect an understanding of the marketplaces in which our clients operate and enables our clients to achieve their objectives more quickly and efficiently.

         Our company previously was a part of KPMG LLP, one of the "Big 5" accounting and tax firms. In January 2000, KPMG LLP transferred its consulting business to our company. In February 2001 we completed our initial public offering, and on February 8, 2001 we began to trade on the Nasdaq National Market. As part of the initial public offering, KPMG LLP and its partners sold all of the shares of our common stock that they owned. In addition, we have a totally separate corporate governance and management structure from KPMG LLP. We are, therefore, an independent consulting company.

         We are a Delaware corporation. Our principal executive offices are located at 1676 International Drive, McLean, Virginia 22102, and our telephone number is (703) 747-3000.

                                  RISK FACTORS

         You should carefully consider the risks described below before making a decision to invest in our securities. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business and operations.

         If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, the trading price of our common stock could decline or you could lose all or part of your investment.

    RISKS THAT RELATE TO OUR FINANCIAL RESULTS AND OUR LACK OF EXPERIENCE IN
                           MANAGING A PUBLIC COMPANY

         THERE WILL NOT BE A CONSISTENT PATTERN IN OUR FINANCIAL RESULTS FROM QUARTER TO QUARTER, WHICH MAY RESULT IN INCREASED VOLATILITY OF OUR STOCK PRICE.

         Our quarterly revenues, operating results and profitability have varied in the past and are likely to vary significantly from quarter to quarter, making them difficult to predict. This may lead to volatility in our share price. We are a professional services organization. A major portion of our revenues is based on the number of hours billed by our professionals and their hourly billing rates. Companies like ours experience variations in profits during the year. There are many reasons for these variations, but they can generally be attributed to the fact that our business is dependent on the decisions and actions of our clients. For example, a client could delay or cancel a project because the client's business is experiencing financial problems. When this happens, it could reduce, eliminate or delay our expected revenues, and we could lose the money that we have spent to obtain or staff the project. Also, the mix of client projects, the personnel required and their billing rates will affect results in our business in a meaningful way. Typically, client service hours are adversely affected during the first half of our fiscal year due to the large number of vacation days and holidays during this period. The demand for our services is also significantly affected by general domestic and international economic and political conditions. When economic activity slows down, as is currently the case in the United States, our clients are more likely to decrease their technology budgets and to delay or cancel consulting contracts.

         In addition, when companies face eroding revenues and funding difficulties, they may reduce their spending on consulting services. While our revenues thus may be adversely affected by an economic downturn, our costs (especially staffing costs) may not decrease as quickly. In addition, other factors that could cause variations in our quarterly financial results are:

         - our ability to transition employees quickly from completed projects to new engagements;

         - the introduction of new products or services by us or our competitors;

         -     changes in our pricing policies or those of our competitors;

         - our ability to manage costs, including personnel costs and support services costs; and

         -     costs related to possible acquisitions of other businesses.

         THE HISTORICAL AND PRO FORMA FINANCIAL INFORMATION IN OUR FORM 10-K FOR PERIODS PRIOR TO OUR INITIAL PUBLIC OFFERING MAY NOT ENABLE YOU TO PREDICT OUR COMPANY'S COSTS OF OPERATIONS.

         The historical financial information in our Form 10-K for periods prior to our initial public offering does not reflect the added costs we have incurred as a separate public company or the resulting changes that occurred in our capital structure and operations. Because we were a part of KPMG LLP prior to our initial public offering, we were able to use money generated or borrowed by KPMG LLP to fund our activities instead of having to sell stock or incur indebtedness from commercial lenders or public debt holders. It could be more expensive for us in the future to acquire equity capital for our business, or to borrow money from unaffiliated lenders than it was to use funds advanced to us by KPMG LLP. In addition, since we operated as part of the KPMG LLP partnership until January 31, 2000, our business paid no taxes on profits and no salaries were paid to the consulting partners who became our employees after the separation. Therefore, in preparing our pro forma financial information we deducted and charged to earnings the estimated income taxes based on an estimated tax rate, which may be different from our actual tax rate in the future, and the estimated salaries for the consulting partners of KPMG LLP who became our employees after the separation. Included in our expenses are allocations of certain costs incurred by KPMG LLP on behalf of our business. These services could be either more or less expensive in the future than is shown in our financial statements and pro forma financial information. Equally important, the estimates we used in our financial statements and pro forma financial information may not be similar to our actual experience as an independent company.

         FUTURE LEVERAGE MAY AFFECT OUR BUSINESS AND MAY RESTRICT OUR OPERATING FLEXIBILITY.

         At December 31, 2001, we had a revolving credit facility in an aggregate principal balance not to exceed $100.0 million and a line of credit facility in an aggregate principal balance not to exceed $100.0 million. We also had a receivables purchase agreement with an issuer of receivables-backed commercial paper up to $200.0 million at such date. At December 31, 2001, there was no outstanding balance under any of these facilities. Subject to certain restrictions set forth in the revolving credit facility and the line of credit facility, including the requirement that we meet certain financial tests, we may incur additional indebtedness in the future, including indebtedness incurred to finance, or which is assumed in connection with, acquisitions. However, our indebtedness under the revolving credit facility and the line of credit facility must rank at least equal to any additional new indebtedness. Our receivables facility also requires us to meet certain financial tests, which could limit our ability to incur additional indebtedness. We may in the future renegotiate or refinance our credit facilities with agreements that have different or more stringent terms. In the future, as we borrow or issue debt securities, the level of our indebtedness could:

         - limit cash flow available for general corporate purposes, such as acquisitions and capital expenditures, due to the ongoing cash flow requirements for debt service;

         - limit our ability to obtain, or obtain on favorable terms, additional debt financing in the future for working capital, capital expenditures or acquisitions;

         - limit our flexibility in reacting to competitive and other changes in our industry and economic conditions generally;

         - expose us to a risk that a substantial decrease in net operating cash flows due to economic developments or adverse developments in our business could make it difficult to meet debt service requirements; and

         - expose us to risks inherent in interest rate fluctuations because borrowings may be at variable rates of interest, which could result in high interest expense in the event of increases in interest rates.

         Our ability to make scheduled payments of principal of, to pay interest on, or to refinance our indebtedness and to satisfy our other debt obligations will depend upon our future operating performance, which may be affected by general economic, financial, competitive, regulatory, business and other factors beyond our control, including those discussed in this risk factors section. In addition, there can be no assurance that future borrowings or equity financing will be available for the payment or refinancing of any indebtedness we may have in the future. If we are unable to service our indebtedness, whether in the ordinary course of business or upon acceleration of such indebtedness, we may be forced to pursue one or more alternative strategies, such as restructuring or refinancing our indebtedness, selling assets, reducing or delaying capital expenditures or seeking additional equity capital. There can be no assurances that any of these strategies could be effected on satisfactory terms, if at all.

         WE MAY NOT BE ABLE TO FINANCE FUTURE NEEDS OR ADAPT OUR BUSINESS PLAN TO CHANGES IN ECONOMIC OR BUSINESS CONDITIONS BECAUSE OF RESTRICTIONS IMPOSED ON US BY OUR CREDIT FACILITIES AND THE INSTRUMENTS GOVERNING OUR OTHER INDEBTEDNESS.

         Our credit facilities and the receivables facility contain a number of significant covenants that, among other things, will restrict our ability to dispose of assets, incur additional indebtedness, incur liens on property or assets, repay other indebtedness, pay dividends, enter into certain investments, transactions or capital expenditures, repurchase or redeem capital stock, engage in mergers, acquisitions or consolidations, or engage in certain transactions with affiliates and otherwise restrict corporate activities. Such restrictions could adversely affect our ability to operate our business, finance our future operations or capital needs or engage in or take advantage of other business activities or opportunities that may be in our interest or arise. In addition, our credit facilities and the receivables facility also require us to maintain specified financial ratios and tests, including certain net worth, leverage ratios, fixed charge coverage ratio, certain net income ratios, and certain debt-to-debt plus net worth ratios. Other agreements governing our indebtedness may also contain such affirmative and negative covenants and financial ratios and tests. Our ability to comply with such covenants, ratios and tests may be affected by events beyond our control.

         A breach of any of these covenants or inability to comply with the required financial ratios and tests could result in a default under the credit facilities, the receivable facility and other agreements, as applicable. In the event of any such default, the lenders under these facilities could elect to declare all borrowings outstanding under these facilities, together with accrued interest and other fees, to be due and payable. In addition, any default under these facilities or agreements governing our other indebtedness could lead to an acceleration of debt under other debt instruments that contain cross-acceleration or cross-default provisions. Our credit facilities and receivable facility contain cross-default provisions to other debt. If we were unable to repay any such borrowings when due, the lenders could proceed against their collateral. If the indebtedness under these facilities were to be accelerated, our assets may not be sufficient to repay amounts due on other debt securities, if any, then outstanding.

         WE HAVE LIMITED EXPERIENCE IN MANAGING A PUBLIC COMPANY.

         Until our initial public offering on February 8, 2001, our management team had operated our business as a part of KPMG LLP, which is a privately owned limited liability partnership, or as a separate, private company. Most of the individuals who now constitute our management were partners of KPMG LLP for many years and have never had responsibility for managing a separate, publicly traded company.

         OUR PROFITABILITY WILL SUFFER IF WE ARE NOT ABLE TO MAINTAIN OUR PRICES AND UTILIZATION RATES AND CONTROL OUR COSTS.

         Our profit margin, and therefore our profitability, is largely a function of the rates we are able to charge for our services and the utilization rate, or chargeability, of our professionals. Accordingly, if we are not able to maintain the rates we charge for our services or an appropriate utilization rate for our professionals, we will not be able to sustain our profit margin and our profitability will suffer. The rates we are able to charge for our services are affected by a number of factors, including:

         - our clients' perception of our ability to add value through our services;

         -       competition;

         - introduction of new services or products by us or our competitors;

         -       pricing policies of our competitors; and

         -       general economic conditions.

Our utilization rates are also affected by a number of factors, including:

         - seasonal trends, primarily as a result of our hiring cycle and holiday and summer vacations;

         - our ability to transition employees from completed projects to new engagements;

         - our ability to forecast demand for our services and thereby maintain an appropriate head count; and

         -       our ability to manage attrition.

Our profitability is also a function of our ability to control our costs and improve our efficiency. If we increase the number of our professionals and execute our strategy for growth, we may not be able to manage a significantly larger and more diverse workforce, control our costs or improve our efficiency.

         OUR GROWTH IS DEPENDENT IN PART ON OUR ABILITY TO MAKE ACQUISITIONS, AND WE RISK OVERPAYING FOR ACQUIRED BUSINESSES.

         Our growth strategy is dependent in part upon our ability to provide consulting services worldwide, including our ability to develop a presence in Europe. We cannot assure you that we will reach an agreement with any of the KPMG International member firms in Europe on our acquisition of their consulting businesses or that the terms and conditions of any agreements will be favorable to us. We may explore other international expansion opportunities, but we cannot assure you that we will be able to reach an agreement to acquire any specific practice or that any agreement we do reach will be on terms favorable to us.

         We will also continue to evaluate from time to time, on a selective basis, other strategic acquisitions if they will help us obtain well-trained, high-quality professionals, new service offerings, additional industry expertise, a broader client base or an expanded geographic presence. We cannot assure you that we will be successful in identifying candidates or consummating acquisitions on terms that are acceptable or favorable to us. In addition, there can be no assurance that financing for acquisitions will be available on terms that are acceptable or favorable to us, if at all. We may issue shares of our common stock as part of the purchase price for some or all of these acquisitions. Future issuances of our common stock in connection with acquisitions also may dilute our earnings per share.

         WE MAY HAVE DIFFICULTY INTEGRATING OR MANAGING THOSE BUSINESSES WE HAVE ACQUIRED OR MAY ACQUIRE IN THE FUTURE, WHICH MAY HAVE A MATERIAL ADVERSE IMPACT ON OUR FINANCIAL RESULTS OR REPUTATION IN THE MARKETPLACE.

         In recent years, we have acquired consulting businesses or market rights from the member firms of KPMG International in Argentina, Australia, Brazil, Canada, Colombia, Costa Rica, Guatemala, Hong Kong, Ireland, Japan, Malaysia, Mexico, the Netherlands Antilles, New Zealand, Nicaragua, South Korea, Peru, Singapore, Taiwan and Venezuela. We also may acquire additional consulting businesses in the future as part of our growth strategy. Each of these acquisitions involves the integration of separate companies that have previously operated independently and have different corporate cultures. Because we do not have significant acquisition experience, we may not succeed at integrating or managing acquired businesses or in managing the larger company that results from these acquisitions. The process of combining such companies may be disruptive to their business and our business and could have an adverse impact on the reputation of our company as a result of the following difficulties, among others:

         -       loss of key customers or employees;

         - inconsistencies in standards, controls, procedures and policies among the companies being combined, making it more difficult to implement and harmonize company-wide financial, accounting, billing, information and other systems;

         - failure to maintain the quality of services that such companies have historically provided;

         -       coordination of geographically diverse organizations; and

         - diversion of management's attention from the day-to-day business of our company.

         In addition, even if we are able to successfully integrate the operations of our acquired businesses, we may not be able to realize the benefits that we expect to result from such acquisitions, either in a timely manner or at all.

         OUR INTERNATIONAL OPERATIONS CREATE SPECIAL MANAGEMENT, FOREIGN CURRENCY, LEGAL, TAX AND ECONOMIC RISKS WHICH WE MAY NOT ADEQUATELY ADDRESS.

         We believe that revenues from international operations may account for an increasingly significant amount of our revenues in the future, especially if we continue to acquire non-United States consulting practices. As a result, we may increasingly become subject to a number of risks, including:

         -       difficulties relating to managing our business internationally;

         -       currency fluctuations;

         -       restrictions against the repatriation of earnings;

         -        the burdens of complying with a wide variety of foreign laws;

         - the absence in some jurisdictions of effective laws to protect our intellectual property rights; and

         - multiple and possibly overlapping and conflicting tax structures.

         Other factors that may adversely affect international operations are changes in import or export duties and quotas, introduction of tariff or non-tariff barriers and economic or political changes in international markets. If any of these risks materialize, there could be a material negative effect on our company's operating results.

         WE HAVE USED ALL OF THE PROCEEDS FROM OUR INITIAL PUBLIC OFFERING.

         We used all of our proceeds from our initial public offering that closed on February 13, 2001 to repurchase a portion of our series A preferred stock from Cisco, to repay all of our outstanding indebtedness to KPMG LLP and to repay in part our outstanding indebtedness under our receivables purchase facility. As a result, we will continue to depend upon internally generated resources, our credit facilities and any future offerings of securities to meet our cash requirements.

                 RISKS THAT RELATE TO THE NATURE OF OUR BUSINESS

         OUR SUCCESS IS LARGELY DEPENDENT ON OUR ABILITY TO HIRE AND RETAIN TALENTED PEOPLE AT A TIME WHEN OUR INDUSTRY IS GENERALLY EXPERIENCING A SHORTAGE OF SKILLED PROFESSIONALS AND A HIGH RATE OF EMPLOYEE TURNOVER.

         Our business involves the delivery of professional services and is highly labor-intensive. Our success depends largely on our general ability to attract, develop, motivate and retain highly skilled professionals. The loss of some or a significant number of our professionals or the inability to attract, hire, develop, train and retain additional skilled personnel could have a serious negative effect on us, including our ability to obtain and successfully complete important engagements and thus maintain or increase our revenues. The cumulative annual rate of turnover among our United States-based professional consultants was 19.5%, 23.3%, 22.6%, 14% and 10.2% for fiscal years 1999, 2000 and 2001 and the quarters ended September 30, 2001 and December 31, 2001, respectively, excluding any involuntary terminations and terminations as a result of reductions in our workforce. While the turnover rate decreased during the second half of 2001, this was partially a result of the general economic slowdown in the United States and abroad. The turnover rate could return to the historically higher levels experienced in the last few years when there is an economic recovery. Qualified consultants are in great demand, particularly in the high tech and communications and content industries, and are likely to remain a limited resource for the foreseeable future. In addition, certain of our alliance agreements, such as with SAP America, Inc., Cisco Systems, Inc. and Qwest Communications International, Inc. prohibit us from soliciting their employees or their affiliate's employees. These circumstances have required us to increase the compensation we pay our professionals at a rate higher than the general inflation rate. Even so, we may not be successful in attracting and retaining the skilled professionals we require to conduct and expand our operations successfully.

         OUR ABILITY TO RETAIN OUR MANAGING DIRECTORS IS CRITICAL TO THE SUCCESS OF OUR BUSINESS.

         The retention of our managing directors who previously were consulting partners of KPMG LLP is particularly important to our future success. The cumulative annual rate of turnover among our United States-based managing directors was 4.7%, 8.4%, 10.8%, 2.3% and 1.7% for fiscal years 1999, 2000 and

2001 and the quarters ended September 30, 2001 and December 31, 2001, respectively, excluding any involuntary terminations and terminations as a result of reductions in our workforce. While the turnover rate decreased during second half of 2001, this was partially a result of the general economic slowdown in the United States and abroad. The turnover rate could return to the historically higher levels experienced in the last few years when there is an economic recovery. In addition, as a result of our change from a partnership to a corporate structure and the creation of stock option programs and other corporate employee benefits, our managing directors have accepted cash compensation that is less than the payments they received as consulting partners of KPMG LLP, and in some cases these reductions have been material. We cannot assure you that the substitution of cash compensation, equity-based incentives and other employee benefits in lieu of partnership profit distributed to consulting partners of KPMG LLP will be sufficient to retain these individuals. In addition, there is no guarantee that the non-competition agreements we have entered into with our managing directors and other senior professionals are sufficiently broad to prevent our consultants from leaving us for our competitors or that such agreements would be upheld by an arbitrator or a court if we were to seek to enforce our rights under these agreements.

         IF WE ARE NOT ABLE TO KEEP UP WITH RAPID CHANGES IN TECHNOLOGY OR MAINTAIN STRONG RELATIONSHIPS WITH SOFTWARE PROVIDERS, OUR BUSINESS COULD SUFFER.

         Our market is characterized by rapidly changing technologies, such as the evolution of the Internet, frequent new product and service introductions and evolving industry standards. If we cannot keep pace with these changes, our business could suffer.

         Our success will depend, in part, on our ability to develop service offerings that keep pace with rapid and continuing changes in technology, evolving industry standards and changing client preferences. Our success will also depend on our ability to develop and implement ideas for the successful application of existing and new technologies. We may not be successful in addressing these developments on a timely basis or our ideas may not be successful in the marketplace. Also, products and technologies developed by our competitors may make our services or product offerings less competitive or obsolete.

         We generate a significant portion of our revenues from projects to implement software developed by others, including Oracle Corporation, PeopleSoft, Inc., and SAP America, Inc. Our future success in the software implementation business depends on the continuing viability of these companies and their ability to maintain market leadership. We cannot assure you that we will be able to maintain a good relationship with these companies or that they will maintain their leadership positions in the software market.

         THE LOSS OF OUR SIGNIFICANT JOINT MARKETING RELATIONSHIPS COULD REDUCE OUR REVENUES AND GROWTH PROSPECTS.

         We have significant joint marketing relationships with Cisco Systems, Inc., Oracle Corporation, PeopleSoft, Inc., Qwest Communications International, Inc. and SAP America, Inc. These relationships enable us to increase revenues by providing us additional marketing exposure, expanding our sales coverage, increasing the training of our professionals, and developing and co-branding service offerings that respond to customer demand. The loss of one or more of these relationships could adversely affect our business by decreasing our revenues and growth prospects. Mergers, acquisitions and other business combinations involving one or more of these entities could result in changes in the degree to which they will cooperate with us in joint marketing and product development. In addition, if we engage in certain mergers, acquisitions and other business combinations, these entities could terminate these joint marketing and product development relationships. Moreover, because most of our significant joint marketing relationships are nonexclusive, if our competitors are more successful in building leading-edge products and services, these entities may form closer or preferred arrangements with other consulting organizations.

         WE MAY LOSE MONEY IF WE DO NOT ACCURATELY ESTIMATE THE COST OF A LARGE ENGAGEMENT WHICH IS CONDUCTED ON A FIXED-PRICE BASIS.

         A significant percentage of our engagements in our public services industry group is performed on a fixed-price or fixed-time basis. During fiscal years 1999, 2000 and 2001 and the quarters ended September 30, 2001 and December 31, 2001, our public services segment revenues represented 28%, 30%, 28%, 36% and 40%, respectively, of our company's total revenues. While we do not track the percentage of our engagements which are performed on a fixed-price or fixed-time basis, we believe that only a small percentage of our other engagements are performed on this basis. In addition, some of our engagements obligate us to provide ongoing maintenance and other supporting or ancillary services on a fixed-price basis or with limitations on our ability to increase prices. Billing for fixed-time engagements is made in accordance with the engagement terms agreed to with our client. Revenues are recognized based upon professional costs incurred as a percentage of estimated total percentage costs of the respective contract, and unbilled revenues represent revenues for services performed that have not been billed. When making proposals for these types of engagements, we rely on our estimates of costs and timing for completing the projects. These estimates reflect our best judgment regarding the efficiencies of our methodologies and professionals as we plan to apply them to the projects. Any increased or unexpected costs or unanticipated delays in connection with the performance of fixed-price or fixed-time contracts, including delays caused by factors outside our control, could make these contracts less profitable or unprofitable.

         OUR BUSINESS WILL BE NEGATIVELY AFFECTED IF GROWTH OF THE USE OF THE INTERNET DECLINES.

         Our business is dependent upon continued growth of the use of the Internet by our clients, prospective clients and their customers and suppliers. Growth of use of the Internet may be slowed or delayed as a result of a decline in general economic or business conditions. In addition, the adoption of the Internet for commerce and communications, particularly by those individuals and companies that have historically relied upon alternative means of commerce and communication, generally requires an understanding and acceptance of a new way of conducting business and exchanging information. In particular, companies that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant or slow to adopt a new, Internet-based strategy that may make their existing personnel and infrastructure obsolete, especially during a decline in general economic or business conditions. Capacity constraints caused by growth in Internet usage may, unless resolved, impede further growth in Internet use. If the number of Internet users does not increase and commerce over the Internet does not become more accepted and widespread, demand for our consulting services may decrease and, as a result, our revenues could decline. The factors that may affect Internet usage or electronic commerce adoption include:

         -    actual or perceived lack of security and privacy of information;

         -    lack of access or ease of use;

         -    congestion of traffic or other usage delays on the Internet;

         - inconsistent quality of service or lack of availability of cost-effective high speed service;

         -    increases in access costs to the Internet;

\                                       18

         -        excessive governmental regulation;

         -        uncertainty regarding intellectual property ownership;

         -        reluctance to adopt new business methods;

         - costs associated with the obsolescence of existing infrastructure; and

         - impact of any taxes which may be imposed on transactions using the Internet.

         OUR BUSINESS MAY BE HARMED BY EXISTING OR INCREASED UNITED STATES AND FOREIGN GOVERNMENT REGULATION OF THE INTERNET.

         In the United States and abroad, governments have passed legislation relating to the Internet. Because these laws are still being implemented, we are not certain how our business will be affected by them. We may be indirectly affected by this legislation to the extent it impacts our clients and potential clients. In addition, United States and foreign governmental bodies are considering, and may consider in the future, other legislative proposals that would regulate the Internet. We cannot predict if or how any future legislation would impact our business.

         THE INTERNET AND SYSTEMS INTEGRATION CONSULTING MARKETS ARE HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

         The Internet and systems integration consulting markets in which we operate include a large number of participants and are highly competitive. Based on revenues and the number of consultants we have, we are smaller than some of our competitors. In particular, these larger competitors may have the ability to deploy a large number of professionals more quickly in response to an urgent client need, thereby giving them a competitive advantage over us. Our primary competitors come from a variety of market segments, including other information technology service providers, large accounting, consulting and other professional service firms, packaged software vendors and service groups of computer equipment companies.

         Our marketplace is experiencing rapid changes in its competitive landscape. For instance, one of the "Big 5" accounting and consulting firms sold its consulting business, the former consulting practice of a "Big 5" accounting firm completed its initial public offering in the summer of 2001, and others have indicated plans or proposals to sell their consulting businesses or to separate and seek capital in the public markets. These changes in our marketplace may create potentially larger and better capitalized competitors with enhanced abilities to attract and retain their professionals. We also compete with our clients' internal resources, particularly where these resources represent a fixed cost to the client. The competitive nature of our industry may impose additional pricing pressures on us.

         Our ability to compete also depends in part on several factors beyond our control, including the ability of our competitors to hire, retain and motivate skilled professionals, the price at which others offer comparable services and our competitors' responsiveness. There is a significant risk that this severe competition will adversely affect our financial results in the future.

         WE CURRENTLY HAVE ONLY A LIMITED ABILITY TO PROTECT OUR IMPORTANT INTELLECTUAL PROPERTY RIGHTS.

         We do not have any patents in the United States or any other jurisdiction to protect our products or methods of doing business. Existing laws in the United States offer limited protection for our business, and the laws of some countries in which we provide services may not protect our intellectual property rights even to the same limited extent as the laws of the United States. The provisions in our agreements with clients which protect us against the unauthorized use, transfer and disclosure of our intellectual property and proprietary information may not be enforceable under the laws of some jurisdictions. In addition, we are sometimes required to negotiate limits on these provisions in our contracts.

         Our business includes the development of customized software modules in connection with specific client engagements, particularly in our systems integration business. We frequently assign to clients the copyright and other intellectual property rights in some aspects of the software and documentation developed for these clients. Although our contracts with our clients may provide that we also retain rights to our intellectual property, it is possible that clients will assert rights to, and seek to limit our use of, this intellectual property.

         There can be no assurance that the steps we take will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

         OUR SERVICES MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         We cannot be sure that our services do not infringe on the intellectual property rights of others, and we may have infringement claims asserted against us. These claims may harm our reputation, cost us money and prevent us from offering some services. In some contracts, we may agree to indemnify our clients for certain expenses or liabilities resulting from claimed infringements of the intellectual property rights of third parties. In some instances, the amount of these indemnities may be greater than the revenues we receive from the client. Any claims or litigation in this area, whether we ultimately win or lose, could be time-consuming, may injure our reputation, may result in costly delays or may require us to enter into royalty or licensing arrangements.

         WE MAY FACE LEGAL LIABILITIES AND DAMAGE TO OUR PROFESSIONAL REPUTATION FROM CLAIMS MADE AGAINST OUR WORK.

         Many of our engagements involve projects that are critical to the operations of our clients' businesses. If we fail to meet our contractual obligations, we could be subject to legal liability, which could adversely affect our business, operating results and financial condition. The provisions we typically include in our contracts which are designed to limit our exposure to legal claims relating to our services and the applications we develop may not protect us or may not be enforceable under some circumstances or under the laws of some jurisdictions. We have experienced liability claims in the past that have resulted in litigation expenses and payments for settlements. It is likely, because of the nature of our business, that we will be sued in the future. Moreover, as a consulting firm, we depend to a large extent on our relationships with our clients and our reputation for high caliber professional services and integrity to retain and attract clients and employees. As a result, claims made against our work may be more damaging in our industry than in other businesses.

              RISKS RELATED TO YOUR OWNERSHIP OF OUR COMMON STOCK

         THE PRICE OF OUR COMMON STOCK MAY DECLINE BECAUSE OF THE LARGE NUMBER OF OTHER SHARES AVAILABLE FOR SALE IN THE FUTURE.

         Sales of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock.


     The assurance and tax partners of the KPMG International member firms in Ireland, the Netherlands Antilles, Brazil, Argentina and Japan were issued 1.37 million shares, which must be divested within five years after the closing of our initial public offering. An additional 0.47 million shares that were issued to the former consulting partners of these KPMG International member firms are subject to contractual transfer restrictions that expire as to one-fourth of the shares on August 7, 2002 and each succeeding anniversary. Our managing directors, who received their shares (founders shares) when we separated from KPMG LLP, and Cisco are subject to contractual limitations on resale. These limitations are described in the table below. Cisco is entitled to a total of six demands for registration and in addition has the right to piggyback registration rights if we propose to register our shares under the Securities Act. Such rights can only be exercised beginning six months prior to January 31, 2003. January 31, 2003 is the earliest date that Cisco may sell its shares. As of March 4, 2002, there are a total of 158,032,056 shares of our common stock outstanding.

     The table below sets forth with respect to our managing directors who hold founders shares and Cisco, the number of shares of our common stock these stockholders hold that are subject to contractual transfer restrictions, the percentage of our total number of outstanding shares such number represents and the nature of the contractual transfer restrictions. These restrictions are in addition to any restrictions contained under applicable law.


                                     Number             Percent
           Holder                      of               of Total                  Contractual Transfer
                                     Shares           Outstanding                     Restrictions
-----------------------------------------------------------------------------------------------------------------
Our Managing Directors          5.14 million                3.3%      Restrictions on one-fourth of the total
who hold founders shares                                              shares owned expire on August 7, 2002
                                                                      and each succeeding anniversary.

Cisco Systems, Inc.            15.44 million                9.8%      Cisco generally may not sell any shares
                                                                      until January 31, 2003.

         As of March 1, 2002, options to purchase approximately 37,018,546 shares of common stock are outstanding with exercise prices ranging from $9.55 to $55.50, and approximately 15,132,296 additional shares of our common stock are available in connection with future grants or awards under our stock option plans. In addition, we may issue a significant number of additional shares in connection with any acquisitions we make. Any such additional shares could also have a dilutive effect on our earnings per share.

         THERE ARE SIGNIFICANT LIMITATIONS ON THE ABILITY OF ANY PERSON OR COMPANY TO BUY OUR COMPANY WITHOUT THE APPROVAL OF OUR BOARD OF DIRECTORS, WHICH MAY DECREASE THE PRICE OF OUR COMMON STOCK.

         Our certificate of incorporation and bylaws each contain provisions that may make the acquisition of our company more difficult without the approval of our board of directors. These provisions of our certificate of incorporation and our bylaws include the following, among others:

         - our board of directors is classified into three classes, each of which, after an initial transition period, will serve for staggered three-year terms;

         - a director may be removed by our stockholders only for cause and then only by the affirmative vote of two-thirds of the outstanding voting power of stock entitled to vote generally in the election of directors;

     - only our board of directors or the chairman of our board of directors may call special meetings of our stockholders;

     - our stockholders may take action only at a meeting of our stockholders and not by written consent;

     - our stockholders must comply with advance notice procedures in order to nominate candidates for election to our board of directors or to place stockholders' proposals on the agenda for consideration at meetings of the stockholders;

     - our board may consider the impact of any proposed change of control transaction on constituencies other than our stockholders in determining what is in the best interest of our company and our stockholders;

     - business combinations involving one or more persons that own or intend to own at least 15% of our voting stock must be approved by the affirmative vote of at least a majority of our voting stock, excluding that held by these persons, or by our board of directors, excluding directors affiliated with these persons, or the consideration paid in the business combination must generally be the highest price paid by these persons to acquire our voting stock;

     - if stockholder approval is required by applicable law, any mergers, consolidations and sales of all or substantially all of our assets must be approved by the affirmative vote of at least two-thirds of our voting stock; and

     - our stockholders may amend or repeal any of the foregoing provisions of our certificate of incorporation or our bylaws only by a vote of two-thirds of the outstanding voting power of the stock entitled to vote generally in the election of directors.

In addition, we have a stockholders' rights plan designed to make it more costly and thus more difficult to gain control of us without the consent of our board of directors.

     THE CONTRACTUAL RESTRICTIONS ON THE ABILITY OF OUR MANAGING DIRECTORS TO SELL THEIR SHARES MAY TERMINATE IN THE EVENT OF A CHANGE OF CONTROL OF OUR COMPANY WHICH IS NOT APPROVED BY OUR BOARD, WHICH MAY DISCOURAGE TAKEOVER ATTEMPTS OPPOSED BY OUR BOARD.

     Our managing directors hold approximately 5.14 million shares, or 3.3% of the outstanding common stock, that are subject to the contractual transfer restrictions discussed above. These restrictions lapse ratably in four annual installments starting on August 7, 2002. However, under the terms of the agreements with these holders covering these shares, all of these restrictions will immediately terminate in the event of a change in control of our company which is not approved or ratified by our incumbent board of directors. The existence of these provisions could delay or discourage a change in control of our company, which is not approved by our board of directors, which may decrease the price of our common stock.

     UPON A CHANGE IN CONTROL OF OUR COMPANY, KPMG INTERNATIONAL MAY TERMINATE OUR RIGHT TO USE THE KPMG NAME, WHICH MAY DISCOURAGE TAKEOVERS OF OUR COMPANY DEEMED TO BE DETRIMENTAL TO KPMG INTERNATIONAL.

     Our limited license agreement with KPMG International provides that KPMG International will have the right to terminate the agreement, and consequently our right to use the KPMG name, if a change in control of our company occurs or if we enter into a definitive agreement for such a transaction. KPMG International may exercise this right if it determines that the change in control will have a material detrimental effect on KPMG International or any of its member firms. A transition period would be provided, but a premature termination of our right to use the KPMG name may require us to accelerate our plans to conduct our business under a different name, and we may incur additional costs. The existence of this provision could delay or discourage a change in control of our company while we are using the KPMG name, which may decrease the price of our common stock.

  RISKS THAT RELATE TO OUR RELATIONSHIP WITH KPMG LLP AND ITS RELATED ENTITIES

     THE AGREEMENTS RELATING TO OUR SEPARATION FROM KPMG LLP WERE NOT NEGOTIATED ON AN ARM'S-LENGTH BASIS, AND THERE IS NO ASSURANCE THAT THESE AGREEMENTS ARE ON TERMS COMPARABLE TO THOSE THAT COULD HAVE BEEN OBTAINED FROM UNAFFILIATED THIRD PARTIES.

     As part of our separation from KPMG LLP in January 2000, we entered into a separation agreement which governed the transfer of the assets and liabilities relating to our business and contained indemnification provisions between us and KPMG LLP. We have also entered into a non-competition agreement with KPMG LLP that specifies which services will be offered by us and which by KPMG LLP. These agreements were not the result of arm's-length negotiations, and therefore we cannot assure you that their terms are comparable to the terms we could have obtained from unaffiliated third parties.

     Under our transition services agreement, KPMG LLP will provide us with basic administrative, clerical and processing services in areas such as accounting support, technology support, human resources, employee benefits and office space support. The fees we pay for many of these services are based on the total costs of providing these services on a centralized basis to both our company and KPMG LLP. We will be assessed an allocated portion of these costs based on the relative headcount, usage and other factors of our company and KPMG LLP. However, because these agreements were negotiated in the context of a "parent-subsidiary" relationship and were not the result of arm's-length negotiations, we may pay more or less for such services and receive better or worse service than if we had purchased such services from third party providers.

     THE TERMINATION OF SERVICES PROVIDED UNDER THE TRANSITION SERVICES AGREEMENT COULD INVOLVE SIGNIFICANT EXPENSE WHICH WOULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

     The services offered under the transition services agreement generally expire on February 13, 2004. Use of the information technology and related processing systems will expire on February 13, 2005. It is the intent of the parties that, during the term of the agreement, our company will wind down its receipt of services from KPMG LLP and will develop our own internal infrastructure and support capabilities or seek third party providers of such services.

     To the extent that the amount we pay KPMG LLP for any particular services under the transition services agreement is less than the fee we would be charged by a third party in an arm's-length transaction, the expiration or termination of the transition services agreement could result in an additional expense which would adversely affect our financial results.

     In addition, as we terminate or wind down the receipt of services from KPMG LLP, we will be obligated to pay to KPMG LLP any "termination costs" incurred as a result of KPMG LLP having made investments in systems, personnel or other assets assuming our company would remain a part of KPMG LLP. Termination costs include those costs incurred or to be incurred by KPMG LLP from the termination or winding down of a service as a result of KPMG LLP's investment in and development of shared infrastructure and national support capabilities, such as unneeded personnel, unnecessary software licensing arrangements, investments in technology and any related costs of termination.

     Based on information currently available, we anticipate paying KPMG LLP approximately $40 million to $60 million for the net book value of capital assets, such as software licenses, computer equipment and leasehold improvements, that will be transferred to us on or before the termination of the agreement. Upon transfer, such capital assets will continue to be used in our business.

     THE MEMBER FIRMS OF KPMG INTERNATIONAL HAVE THE RIGHT TO CONDUCT BUSINESS UNDER VARIATIONS OF THE NAME "KPMG CONSULTING," WHICH MAY CAUSE CONFUSION AMONG CLIENTS AND INVESTORS.

     On February 13, 2001, we entered into a limited license agreement with KPMG International. The agreement granted us the right to use the KPMG name for a period of up to four years after February 13, 2001. However, because the grant of the name is not exclusive to our company, member firms of KPMG International will also have the right to market consulting services under variations of the name "KPMG Consulting" in countries where we have not acquired the consulting practice of the member firm. Consequently, the KPMG International member firms in Europe and Asia, excluding those member firms that have sold us their consulting businesses, may conduct business in their countries under a name that is similar to the name of our company. KPMG International has agreed to use its best efforts to cause these member firms to distinguish themselves from our company. Nonetheless, there is a potential for clients, investors and analysts to confuse our company with these other businesses. Adverse publicity regarding another firm with a variation of "KPMG Consulting" in its name may damage our reputation as well as negatively affect our revenues or our efforts to expand our revenues.

     WE HAVE AGREED NOT TO COMPETE WITH MEMBER FIRMS OF KPMG INTERNATIONAL IN TERRITORIES WHERE WE HAVE NOT ACQUIRED THE CONSULTING PRACTICE OF THE MEMBER FIRM OR OBTAINED THE CONSENT OF THE MEMBER FIRM. THIS MAY LIMIT OUR ABILITY TO DEVELOP A GLOBAL COMPANY.

     In the limited license agreement with KPMG International relating to our right to use the KPMG name, we have agreed not to compete with a member firm of KPMG International outside of our "operating territories," which is defined to mean the territories of member firms whose consulting practices we have acquired, or unless we have obtained the consent of the member firm. In addition, we have agreed not to solicit or hire any partner or employee of a member firm without the consent of the firm. These restrictions will apply until six months after we have notified KPMG International that we will terminate the limited license agreement, but in no case later than February 13, 2005. The agreement states that if we are providing consulting services and products on a project primarily based in our operating territories, we will be permitted to engage any person, firm or entity that is not a member firm of KPMG International to deliver consulting services and products for the portion of the services or products to be provided on the project outside of our operating territories. These restrictions may limit our ability during the non-competition period to expand our physical presence internationally, other than in those countries where we have purchased the consulting business of a KPMG International member firm, unless we obtain the consent of the local KPMG International member firm. This, in turn, may adversely affect our ability to compete against global consulting firms.

     THE TERMINATION OF THE USE OF THE KPMG NAME BY OUR COMPANY MAY CAUSE US TO LOSE BRAND AND MARKET RECOGNITION.

     Our agreement with KPMG International regarding the use of the KPMG name requires us to change our name by February 13, 2005. Changing our name will require us to establish a new brand identity, and we cannot assure that we will be able to do so successfully. This could adversely affect our operations by limiting our ability to gain new contracts and by increasing our marketing costs to establish our branding and name recognition.

     THE NON-COMPETITION AGREEMENT WITH KPMG LLP PROHIBITS US FROM PROVIDING CERTAIN SERVICES AND MAY LIMIT OUR ABILITY TO EFFECTIVELY MOVE INTO CERTAIN NEW SERVICES IN THE FUTURE.

     Our non-competition agreement with KPMG LLP prohibits us from offering tax or assurance services, including attestation and verification services, and defined consulting services which were historically and will continue to be provided by KPMG LLP's tax and assurance practices. This prohibition may limit our ability to serve our clients.

     If both we and KPMG LLP desire to provide a new type of service or if we cannot agree with KPMG LLP as to who has the right to provide an existing service, the non-competition agreement provides a framework for resolving such disputes. However, if this process fails to resolve any such dispute in a timely and efficient manner, we may lose the opportunity to enter into a new market or pursue sales leads on a timely basis. In addition, ongoing disputes with KPMG LLP as to who can provide a type of existing or new service may result in both us and KPMG LLP bidding on similar work which, in turn, may damage our reputation in the marketplace.

     WE CANNOT ASSURE YOU THAT KPMG LLP WILL NOT PROVIDE SYSTEMS INTEGRATION CONSULTING SERVICES AFTER THE EXPIRATION OF THE NON-COMPETITION AGREEMENT.

     On February 13, 2001, we entered into a five year non-competition agreement with KPMG LLP. During the term of the non-competition agreement, KPMG LLP will be prohibited from offering systems integration consulting services, which is the consulting business transferred by KPMG LLP to our company. The agreement contains provisions for early termination if we enter into a merger or business combination that results in us providing assurance or tax services. KPMG LLP informed us prior to our initial public offering that it had made no determination as to whether it will provide any systems integration consulting services following the expiration of the five-year period. KPMG LLP has no obligation to inform us of its intentions, and it is possible that KPMG LLP may provide systems integration consulting services after the expiration of this agreement.

     WE CANNOT ASSURE YOU THAT OUR SEPARATION FROM KPMG LLP WILL NOT HAVE AN ADVERSE EFFECT ON SOME OF OUR CLIENT RELATIONSHIPS.

     A portion of our clients are also audit clients of KPMG LLP. The following is based on the most recent data available to us. Of our top 150 clients, as measured by revenues in fiscal year 2000, 28 clients, or 19%, were also audit clients of KPMG LLP. These 28 clients represented approximately 21% of fiscal year 2000 revenues we received from our top 150 clients. During fiscal year 2000, we added approximately 745 new clients. Of this total, 99 clients, or 13%, were also audit clients of KPMG LLP. While we do not believe that audit clients have generally hired us because we were part of KPMG LLP, we cannot assure you that our separation from KPMG LLP and the complete divestiture by KPMG LLP of its holdings of our common stock will not adversely affect these clients' relationships or our ability to obtain new engagements.

                RISKS THAT RELATE TO OUR RELATIONSHIP WITH CISCO

     THE PROVISIONS OF OUR INVESTOR RIGHTS AGREEMENT WITH CISCO WHICH PROHIBIT US FROM ENTERING INTO A MERGER OR SIMILAR AGREEMENT WITH FOUR NAMED

COMPANIES WITHOUT CISCO'S CONSENT MAY LIMIT OUR ABILITY TO ENGAGE IN A CHANGE OF CONTROL TRANSACTION AND REDUCE THE PRICE OF OUR COMMON STOCK.

     In conjunction with Cisco's investment in our company and our alliance agreement with Cisco, we agreed that until January 31, 2005, we will not enter into an agreement with Lucent Technologies Inc., Nortel Networks Corporation, Alcatel S.A. or Juniper Networks, or four other companies as Cisco may designate on an annual basis, to merge, consolidate or otherwise combine with any such specified company or to sell all or substantially all of our assets to any of them without Cisco's consent. If any of these companies delivers to us a bona fide proposal to acquire us or if our board of directors decides to initiate negotiations regarding an acquisition by one of these companies, we have agreed to notify Cisco and give Cisco an opportunity to make a superior counter proposal to us. If we close an acquisition transaction with one of these companies, including if we do so after Cisco has failed to make a superior proposal, we have agreed to:

     - pay Cisco cash in an amount equal to our revenues for the preceding 12 months;

     - repurchase, at Cisco's request, any of our equity securities then held by Cisco at the greater of fair market value or original issue price; and

     - repurchase, at Cisco's request, any of our debt securities then held by Cisco at their face amount.

     Our obligation to make payments to Cisco if we enter into a transaction with Lucent Technologies, Inc., Nortel Networks Corporation, Alcatel S.A. or Juniper Networks also may have significant anti-takeover effects with respect to those companies and could depress the price of our common stock. Accordingly, the effect of these provisions is to reduce substantially, or even entirely eliminate, the possibility of us entering into a merger or other change of control transaction with one of these companies. To the extent that any of these companies were or were perceived as possible acquirors of our company, these provisions may depress the price of our common stock.

     OUR ALLIANCE AGREEMENT WITH CISCO MAY REQUIRE US TO MAKE INVESTMENTS IN PERSONNEL AND EQUIPMENT EVEN IF WE DO NOT GENERATE SUFFICIENT CORRESPONDING REVENUES FOR US, WHICH MAY DECREASE OUR NET INCOME.

     Under our amended alliance agreement with Cisco, we have agreed to maintain the level of competence of our staff already trained on Cisco products and technologies as of July 1, 2001. When we are developing a joint solution with Cisco, we also have agreed to train at least the number of persons on the design, planning and implementation management of the technologies associated with the solution as are necessary to achieve the purpose of the solution. In addition, we have committed to staffing and operating six solution centers which provide clients advanced technology equipment to develop, demonstrate and provide training on our service offerings using Cisco hardware. The alliance agreement with Cisco requires us to provide this staffing and these solution center operations even if the results of our operations do not justify such activities. If the anticipated benefits of our alliance with Cisco do not materialize, or fail to materialize in the time frame we anticipate, and we nonetheless have to hire additional consultants or make additional investments in Cisco-related equipment, it could adversely affect our profitability.

     OUR ALLIANCE AGREEMENT WITH CISCO DOES NOT PREVENT CISCO FROM ENTERING INTO SIMILAR AGREEMENTS WITH OUR COMPETITORS, AND ANY AGREEMENTS WITH COMPETITORS MIGHT DIMINISH THE EFFECTIVENESS OF OUR RELATIONSHIP WITH CISCO WITHOUT REDUCING OUR OBLIGATIONS UNDER THE ALLIANCE AGREEMENT.

     As a part of our alliance agreement with Cisco, we have agreed to make investments in personnel, training and equipment and to limitations on our ability to jointly market with Lucent Technologies Inc., Nortel Networks Corporation, Alcatel S.A. or Juniper Networks, or, in lieu thereof, four other companies as Cisco may designate on an annual basis. These obligations and restrictions will remain in place even if Cisco enters into a similar arrangement with one of our competitors. We believe, based on published reports, that Cisco has entered into joint marketing agreements with certain of our competitors, including Cap Gemini Ernst & Young and PricewaterhouseCoopers LLP. To the extent that either of these arrangements or any future arrangements entered into by Cisco and our other competitors are similar in nature and scope to our agreement, the effectiveness of our joint marketing efforts may be negatively impacted and our relationship with Cisco may generate lower revenues than we anticipate, which could adversely affect our profitability.

               RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the fiscal years ended June 30, 1997, 1998, 1999, the seven months ended January 31, 2000 (partnership basis), the five months ended June 30, 2000 (corporate basis), the fiscal year ended June 30, 2001 and for the six months ended December 31, 2000 and 2001. These ratios show the extent to which our business generates enough earnings after the payment of all expenses other than interest and preferred stock dividends to make required interest and dividend payments on our debt and preferred stock.

     For the purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations and fixed charges. Through January 31, 2000, we were a division of KPMG LLP and operated in partnership form. As a partnership, all of KPMG LLP's earnings were allocable to its partners. Accordingly, earnings do not reflect any compensation or benefit costs for services rendered by the consulting partners of KPMG LLP. In connection with our separation from KPMG LLP, the consulting partners resigned from KPMG LLP and became our managing directors. Effective February 1, 2000, these individuals ceased to share in the profits of KPMG LLP and instead began to receive salary and other benefits as part of their compensation.

     Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. We have assumed that one-third of rental expense is representative of the interest factor. For more details on this calculation refer to Exhibit 12.1 of this registration statement.

     Preferred stock dividends consist of the amount of pretax earnings required to pay the dividends on the series A mandatorily redeemable convertible preferred stock.

                                               Combined Partnership Basis               Consolidated Corporate Basis
                                         ---------------------------------------  ---------------------------------------
                                                                    Seven Months   Five Months     Year      Six Months
                                                                        Ended         Ended       Ended        Ended
                                           Year Ended June 30,       January 31,     June 30,    June 30,   December 31,
                                           -------------------
                                          1997     1998     1999        2000           2000        2001      2000    2001
                                          ----     ----     ----        ----           ----        ----      ----    ----
Ratio of earnings to fixed charges       3.33x    4.24x    6.53x       3.74x          2.14x       7.88x     5.91x   7.25x
                                         =====    =====    =====       =====          =====       =====     =====   =====

Ratio of earnings to combined fixed
  charges and preferred dividends        3.33x    4.24x    6.53x       3.74x           .76x(a)    2.89x     1.53x   7.25x
                                         =====    =====    =====       =====          =====       =====     =====   =====

(a) The deficiency from one-to-one coverage for the ratio of earnings to combined fixed charges and preferred dividends for the five months ended June 30, 2000 is $16.1 million.

                                 USE OF PROCEEDS

     Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our common stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

                             SECURITIES WE MAY ISSUE

OVERVIEW

         This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held, and then describes the terms of the four basic categories of securities:

         -        our debt securities, which may be senior or subordinated;

         - our preferred stock, which may be issued in the form of depositary shares representing fractions of shares of preferred stock;

         -        our common stock; and

         -        warrants to purchase our common stock.

PROSPECTUS SUPPLEMENTS

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


         The applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we expect to receive and the other specific terms related to our offering of the securities. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, or the exhibits otherwise filed with the SEC and incorporated by reference herein.

LEGAL OWNERSHIP OF SECURITIES

         HOLDERS OF SECURITIES

         BOOK-ENTRY HOLDERS. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may issue shares of common stock and shares of preferred stock in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

         We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

         As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

         STREET NAME HOLDERS. In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

         For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

         LEGAL HOLDERS. We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities. In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

         For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is determined by the legal holders.

         When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

         SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

         -        how it handles securities payments and notices;

         -        whether it imposes fees or charges;

         - how it would handle a request for the holders' consent, if ever required;

         - whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

         - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

         - if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

         WHAT IS A GLOBAL SECURITY? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

         Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

         A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the prospectus supplement. We describe those situations below under "-- Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

         SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

         If securities are issued only in the form of a global security, an investor should be aware of the following:

         - an investor cannot cause the securities to be registered in his or her name, and cannot obtain physical certificates for his or her interest in the securities, except in the special situations we describe below;

         - an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "-- Holders of Securities" above;

         - an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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

         - an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

         - the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee do not supervise the depositary in any way;

         - DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

         - financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

         SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "Legal Ownership of Securities -- Holders of Securities."

         The special situations for termination of a global security are as follows:

         - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or

         -        if we elect to terminate that global security.

         The applicable prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the applicable prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

                         DESCRIPTION OF DEBT SECURITIES

         We may issue debt securities from time to time in one or more distinct series, which may consist of debentures, notes or other types of debt. This section summarizes the material terms of our senior or subordinated debt securities that are common to all series. Most of the financial and other terms of any series of debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus.

         As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between us and the trustee for one or more series of debt securities designated in the applicable prospectus supplement or supplements. The indenture will be subject to and governed by the Trust Indenture Act of 1939. The trustee has two main roles:

         - first, subject to some limitations, the trustee can enforce your rights against us if we default; and

         - second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.

         Because we may issue both senior debt securities and subordinated debt securities, our references to the indenture are to each of the senior indenture and the subordinated indenture, unless the context requires otherwise. In this section, we refer to these indentures collectively as the "indentures."

         Because this section is a summary of the material terms of the indentures, it does not describe every aspect of the debt securities. We urge you to read the indentures because they, and not this description, define your rights as a holder of debt securities. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the forms of the indentures as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is a part. See "Where You Can Find More Information," for information on how to obtain copies of the indentures. The indentures are subject to any amendments or supplements as we may enter into from time to time which are permitted under the indenture.

GENERAL

         The debt securities may be secured or unsecured obligations of our company. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to all our existing and future senior indebtedness, as defined below.

         You should read the prospectus supplement for the following terms of the series of debt securities offered by the prospectus supplement:

         - the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

         - the aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined;

         - the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined;

         -        the security, if any, which may secure any debt securities;

         - the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on

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

                  which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

         - the place or places, if any, other than or in addition to New York City, of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served;

         -        any optional redemption provisions;

         - any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

         - whether the amount of payments of principal of, or premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

         - any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities;

         - if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

         - any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the applicable indenture that will apply to the debt securities;

         - any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

         - if other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities;

         - if the debt securities are not to be issued in book-entry form only and held by The Depositary Trust Company, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations;

         - if other than United States dollars, the currency or currencies of such debt securities;

         - if other than the registered holder, the person to whom any interest in a debt security will be payable at the close of business on the regular record date;

         - the denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities;

         - whether such debt securities will be convertible into or exchangeable for any other securities or property and, if so, the

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

                  terms and conditions upon which such debt securities will be so convertible or exchangeable;

         - a discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities;

         - whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

         - whether payment of any amounts due under the applicable indenture will be guaranteed by one or more of our subsidiaries; and

         - any other terms of the debt securities that are consistent with the provisions of the indenture.

         For purposes of this prospectus, any reference to the payment of principal of, premium or interest, if any, on debt securities will include additional amounts if required by the terms of such debt securities.

         The indentures do not limit the amount of debt securities that we are authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "debt securities" means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee. If two or more trustees are acting under the indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

         We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series without limit unless the reopening was restricted when that series was created.

         There is no requirement that we issue debt securities in the future under any indenture, and we may use other indentures or documentation, containing materially different provisions in connection with future issues of other debt securities.

         We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the United States federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

         In addition, special United States federal income tax considerations or other restrictions or other terms applicable to any debt securities offered exclusively to foreigners or denominated in a currency other than United States dollars may also be set forth in the prospectus supplement, if applicable.

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

CONVERSION AND EXCHANGE

         If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

         - the conversion price or exchange ratio, or the calculation method for such price or ratio;

         - the conversion or exchange period, or how such period will be determined;

         - if conversion or exchange will be mandatory or at the option of the holder or our company;

         - provisions for adjustment of the conversion price or the exchange ratio; and

         - provisions affecting conversion or exchange in the event of the redemption of the debt securities.

         Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

ADDITIONAL MECHANICS

         FORM, EXCHANGE AND TRANSFER

         The debt securities will be issued:

         -        as registered securities; or

         - as bearer securities with interest coupons attached, unless otherwise stated in the prospectus supplement; however, the debt securities will not be bearer securities unless otherwise stated in the prospectus supplement; or

         -        in global form, see "Securities We May Issue -- Global
                  Securities;" or

         - in denominations that are integral multiples of $1,000, in the case of registered securities, and in integral multiples of $5,000, in the case of bearer securities.

         You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

         You may exchange or transfer registered securities of a series at the office of the trustee in New York City. The trustee maintains the list of registered holders and acts as our agent for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our agent or act as our own agent. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

         You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other

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

governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership.

         If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

         If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may refuse any transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

         PAYING AND PAYING AGENTS

         If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the "Regular Record Date" and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

         With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks or making wire transfers.

         "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

         If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of our company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer securities payable in United States dollars will be made at the office of our paying agent in New York City if (but only if) payment of the full amount in United States dollars at all offices or agencies outside the United States is

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

illegal or effectively precluded by exchange controls or other similar restrictions.

         Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

         We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. We may also choose to act as our own paying agent. We will provide prompt written notice to the applicable trustee of the locations, and any changes in the locations of offices or agencies.

         NOTICES

         With respect to registered securities, we and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, we and the trustee will give notice by publication in a newspaper of general circulation in New York City or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.

EVENTS OF DEFAULT

         You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

         WHAT IS AN EVENT OF DEFAULT? Unless otherwise specified in the prospectus supplement, the term "event of default" in respect of the debt securities of your series means any of the following:

         - we do not pay the principal of or any premium on a debt security of such series on its due date whether at maturity, upon redemption or upon acceleration;

         - we do not pay interest on a debt security of such series by 30 days after its due date;

         - we do not deposit any sinking fund payment in respect of debt securities of such series on its due date;

         - we remain in breach of a covenant in respect of debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of such series;

         - we file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; and

         - any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

         The events of default described above may be modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. Each series will have separate rights upon an event of default. The trustee may withhold notice

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

to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

         REMEDIES IF AN EVENT OF DEFAULT OCCURS. Unless otherwise specified in a prospectus supplement, if an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (and premium, if any) of, and accrued interest on all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization related to the company, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules which apply to the acceleration of subordinated debt securities which are designed to protect the interests of holders of senior debt. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if (1) all existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain limited circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of such right, remedy or event of default.

         Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

         - you must give the trustee written notice that an event of default has occurred and remains uncured;

         - the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

         - the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

         - the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

         However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

         Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other

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

provision that cannot be modified or amended without the consent of each holder.

         "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION OR TO MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

         Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

NO PROTECTION IN THE EVENT OF CHANGE OF CONTROL

         The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a sudden and significant decline in our credit quality or a recapitalization transaction, a change of control of KPMG Consulting or a highly leveraged transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at the time or otherwise affect our capital structure or credit rating. If we offer any covenants of this type or provisions with respect to any debt securities in the future, we will describe them in the applicable prospectus supplement.

COVENANTS

         Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants of a series of debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell, lease, assign, transfer or otherwise convey all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

         - either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets must agree to be legally responsible for the debt securities;

         - immediately after the merger or transfer of assets, no default or event of default on the debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

         - we must deliver an officer's certificate and opinion of counsel to the trustee; and

         - we must satisfy any other requirements specified in the prospectus supplement.

MODIFICATION OR WAIVER

         There are three types of changes we can make to the indentures and the debt securities.

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

         CHANGES REQUIRING YOUR APPROVAL. First, there are changes that cannot be made to your debt securities without your specific approval. Except as otherwise specified in the prospectus supplement, the following is a list of those types of changes:

         - extending the stated maturity of the principal of or reducing the rate or extending the time for payment of interest on a debt security;

         - reducing any amounts due on a debt security or payable upon acceleration of the maturity of a security following a default;

         - changing the place (except as otherwise described in this prospectus) or currency of payment on a debt security;

         - impairing your right to sue for payment or to convert or exchange a security;

         - in the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse as a whole to holders of the subordinated debt securities;

         - in the case of senior debt securities, modifying the securities to subordinate the securities to other indebtedness;

         - reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

         - reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

         - reducing the requirements for quorum or voting with respect to the debt securities;

         - modifying any other aspect of the provisions of the indenture dealing with modification and waiver except to increase the voting requirements;

         - changing our obligations to pay additional amounts which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances; and

         -     other provisions specified in the prospectus supplement.

         CHANGES REQUIRING A MAJORITY VOTE. The second type of change to the indenture and the outstanding debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except as described under "--Changes Requiring Your Approval" above and for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect as described under "--Changes Not Requiring Approval." The same vote would be required for us to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the outstanding debt securities listed in the first category described previously under "-- Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

         CHANGES NOT REQUIRING APPROVAL. The third type of change does not require any vote by holders of outstanding debt securities. From time to time, we and

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

the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

         - to provide that the surviving entity following a change of control of KPMG Consulting permitted under the indenture shall assume all of our obligations under the indenture and debt securities;

         - to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated debt securities are as described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended);

         -     to add guarantees with respect to the debt securities;

         -     to secure the debt securities;

         - to add to the covenants of the company for the benefit of the holders of the debt securities;

         - to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

         - to cure any ambiguity, defect or inconsistency, or make any other change or changes that do not adversely affect the rights of the holders taken as a whole;

         - to issue and establish the form and terms and conditions of debt securities of any series and any related coupons; and

         - to appoint a successor trustee under the indenture with respect to one or more series.

         FURTHER DETAILS CONCERNING VOTING. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

         - for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

         - for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

         Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance -- Full Defeasance."

         We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures.

         We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding

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

securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

         "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

SATISFACTION AND DISCHARGE

         Unless otherwise specified in the prospectus supplement, the indentures will cease to be of further effect, and we will be deemed to have satisfied and discharged the indentures with respect to a particular series of debt securities, when the following conditions have been satisfied:

         - all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year,

         - we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable),

         - we have paid or caused to be paid all other sums payable under the indentures in respect of that series, and

         - we have delivered to the trustee an officer's certificate and opinion of counsel, each stating that all these conditions have been complied with.

         We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

DEFEASANCE

         The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

         FULL DEFEASANCE. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called "full defeasance," if we put in place the following other arrangements for you to be repaid:

         - we must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates including, possibly, their earliest redemption date;

         - in order for us to effect a full defeasance, we must deliver to the trustee a legal opinion confirming that you will not recognize income gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities

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

                  any differently than if we did not make the deposit and just repaid the debt securities ourselves; and

         - we must comply with any additional provisions set forth in the prospectus supplement.

         If we accomplish a full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under "-- Subordination."

         COVENANT DEFEASANCE. We can make the same type of deposit described above and be released from the restrictive covenants in the debt securities, if any. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities, and you would be released from any applicable subordination provisions on the subordinated debt securities described later under "-- Subordination." In order to achieve covenant defeasance, we must do the following:

         - we must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

         - we must deliver to the trustee a legal opinion confirming that under then current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves; and

         - we must comply with any additional provisions set forth in the prospectus supplement.

         If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply unless otherwise specified:

         - our promises regarding conduct of our business and other matters and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement; and

         - the definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.

         If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

         In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium, and interest, if any, on the senior debt securities or subordinated debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

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RANKING

         Unless provided otherwise in the applicable prospectus supplement, the debt securities will not be secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors and therefore rank behind our secured creditors to the extent of the collateral securing their claims. The senior debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See "-- Subordination" for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties.

SUBORDINATION

         Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities:

         The payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our senior indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the senior indebtedness before you and the other holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances include the following circumstances:

         - we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

         - we file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; and

         - the maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under "-- Events of Default."

         In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on our senior indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of senior indebtedness to accelerate the maturity of the senior indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the senior indebtedness has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

         These subordination provisions mean that if we are insolvent, a holder of senior indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of our company that is owed a specific amount but who owns neither our senior indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of senior indebtedness and more than a holder of subordinated debt securities.

         The subordinated indenture does not limit the amount of senior indebtedness we are permitted to have, and we may in the future incur additional senior indebtedness.

         "Senior indebtedness" is defined in the subordinated indenture as the principal of, and premium, if any, and unpaid interest on:

         - indebtedness of KPMG Consulting whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the subordinated debt securities. This includes the indebtedness of others guaranteed by KPMG Consulting; and

         - renewals, extensions, modifications and refunding of any such indebtedness.

         If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

THE TRUSTEE

         Unless stated in the applicable prospectus supplement, the trustee may also be the trustee under any other indenture for debt securities, and any trustee or its affiliates may lend money to us and may from time to time have lender or other business arrangements with us.

         Each indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         Each indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

         Each trustee may resign or be removed with respect to one or more series of securities, and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of securities under one of the indentures, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the trustee may then be taken by each such trustee with respect to, and only with respect to, the one or more series of securities for which it is trustee.

GOVERNING LAW

     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

                       DESCRIPTION OF THE PREFERRED STOCK
                     AND THE DEPOSITARY SHARES REPRESENTING
                      FRACTIONAL SHARES OF PREFERRED STOCK

         This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

         This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

BOOK-ENTRY SECURITIES

         The preferred stock may be issued in whole or in part in the form of one or more global securities. See "Securities We May Issue" for additional information about your limited rights as the beneficial owner of a global security.

OUR SERIES OF PREFERRED STOCK

         Our certificate of incorporation permits us to issue, without prior permission from our stockholders, up to 10,000,000 shares of preferred stock. As of March 1, 2002, we had previously authorized:

          - 5,000,000 shares of series A mandatorily redeemable convertible preferred stock, par value $.01 per share, all of which were issued but are no longer outstanding (these shares cannot be reissued as they were cancelled and retired); and

          - 1,000,000 shares of series A junior participating preferred stock, par value $.01 per share, none of which are expected to be issued nor are any outstanding; series A junior participating preferred stock will be issued pursuant to our rights agreement as described under "Description of Common Stock -- Rights Agreement."

TERMS OF FUTURE SERIES OF PREFERRED STOCK

         Our board of directors may, without further action of the stockholders, issue undesignated preferred stock in one or more classes or series. Any undesignated preferred stock issued by us may:

          - rank prior to our common stock as to dividend rights, liquidation preference or both;

          -    have full or limited voting rights; and

          -    be convertible into shares of common stock or other securities.

         The powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated by our board of directors pursuant to a certificate of designation. We will describe in the applicable prospectus supplement the specific terms of a particular series of preferred stock, which may include the following:

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

          -    the maximum number of shares in the series;

          -    the designation of the series;

          -    the terms of any voting rights of the series;

          - the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends will be payable, the preference or relation which such dividends will bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends will be cumulative or non-cumulative;

          - whether the shares of such series will be redeemable by us and, if so, the times, prices and other terms and conditions of such redemption;

          - the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of our company;

          - whether or not the shares of such series will be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

          - whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          - while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, our common stock, or any other class or classes of stock of our company ranking junior to the shares of such series either as to dividends or upon liquidation;

          - the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

          - whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under "-- Depositary Shares;"

          - any other preference or provision and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

          - our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.

         The preferred stock will, when issued, be fully paid and non-assessable. We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock and will describe its selection in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors of our company or to vote on any other matter of our company.

DEPOSITARY SHARES

         This section describes the general terms and provisions of the depositary shares we may offer. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement, including, but not limited to, the title of the depositary shares and the deposited security, the amount of deposited securities represented by one depositary share and any general terms outlined in this section that will not apply to those depositary shares.


     We have summarized certain terms and provisions of the depositary agreement, the depositary shares and the depositary receipts in this section. The summary is not complete. We will file with the SEC the form of depositary agreement, including the form of depositary receipt, both of which will be incorporated herein. You should read the forms of depositary agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of such series.

         GENERAL. We may offer fractional interests in preferred stock rather than full shares of preferred stock. If this occurs, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

         The stock of any series of preferred stock underlying the depositary shares will be deposited under a separate depositary agreement between us and a depositary. For these purposes, the depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. We will name the depositary and give the address of its principal executive office in the applicable prospectus supplement. Subject to the terms of the depositary agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary shares. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

         The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts although not in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

         If you surrender depositary receipts at the principal office of the depositary, unless the related depositary shares have previously been called for redemption, you are entitled to receive at such office the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary

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

will issue you a new depositary receipt evidencing such excess number of depositary shares at the same time that the shares of preferred stock are withdrawn. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit such shares under the depositary agreement or to receive depositary shares in exchange for such preferred stock.

         DIVIDENDS AND OTHER DISTRIBUTIONS. The depositary will distribute all cash dividends or other distributions received with respect to the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

         If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

         The depositary agreement will also contain provisions relating to how any subscription or similar rights offered by us to the holders of the preferred stock will be made available to the holders of depositary shares.

         CONVERSION AND EXCHANGE. If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

         REDEMPTION OF DEPOSITARY SHARES. If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of such series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred share. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

         After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon such redemption. Such payments will be made when holders surrender their depositary receipts to the depositary.

         VOTING THE PREFERRED STOCK. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

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

         The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holder of the depositary shares relating to such preferred stock.

         TAXATION. Provided that each obligation in the depositary agreement and any related agreement is performed in accordance with its terms, owners of depositary shares will be treated for United States federal income tax purposes as if they were owners of the shares of preferred stock represented by the depositary shares. Accordingly, for United States federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

         - no gain or loss will be recognized for United States federal income tax purposes upon withdrawal of preferred stock in exchange for depositary shares as provided in the depositary agreement;

         - the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

         - the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held such depositary shares.

         AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT. The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between our company and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A depositary agreement may be terminated by us or the depositary only if:

         - all outstanding depositary shares relating to the depositary agreement have been redeemed; or

         - there has been a final distribution on the preferred stock of the relevant series in connection with the liquidation, dissolution or winding up of the business, and the distribution has been distributed to the holders of the related depositary shares.

         CHARGES OF DEPOSITARY. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the depositary agreement.

         MISCELLANEOUS. We will forward to the holders of depositary shares all reports and communications that it must furnish to the holders of the preferred stock.

         Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. Our obligations and the depositary's obligations under the depositary agreement will be limited to

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

performance in good faith of duties set forth in the depositary agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us or the depositary. We and the depositary may rely upon written advice of counsel or accountants or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

         RESIGNATION AND REMOVAL OF DEPOSITARY. The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

                                       53

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                           DESCRIPTION OF COMMON STOCK

GENERAL

     Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $.01 per share. As of March 4, 2002, 158,032,056 shares of common stock were issued and outstanding and held of record by approximately 933 stockholders. The following description of our common stock and provisions of our certificate of incorporation (as amended and restated) and bylaws are only summaries, and we encourage you to review complete copies of our certificate of incorporation and bylaws, which we have previously filed with the SEC.

     The holders of our common stock are entitled to receive dividends in cash, stock of any corporation, or property of our company, out of legally available assets or funds of our company as and when declared by our board of directors, subject to any dividend preferences that may be attributable to preferred stock. In the event of the liquidation or dissolution of our business, the holders of common stock will be entitled to receive ratably the balance of net assets available for distribution after payment of any liquidation or distribution preference payable with respect to any then outstanding shares of our preferred stock. Each share of common stock is entitled to one vote with respect to matters brought before the stockholders, except for the election of any directors who may be elected by vote of any outstanding shares of preferred stock voting as a class. Holders of common stock are not entitled to cumulative voting for the election of directors. There are no preemptive, conversion, redemption or sinking fund provisions applicable to our common stock.

     The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

     Our common stock is traded on the Nasdaq National Market under the symbol "KCIN."

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

     The provisions of Delaware law, and of our certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock.

     DELAWARE LAW

     Our company has expressly elected not to be governed by the provisions of
Section 203 of the Delaware corporate law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner.

     CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

     Our certificate of incorporation provides for the division of our board of directors into three classes as nearly equal in size as possible with staggered three-year terms. Approximately one-third of our board will be elected each year.

     In addition, our certificate of incorporation provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds of the outstanding voting power of our capital stock issued and

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

outstanding and entitled to vote generally in the election of directors. Under our certificate of incorporation, any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of our board, may only be filled by vote of a majority of our directors then in office, even if less than a quorum. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

     Our certificate of incorporation also provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken at a stockholders meeting and may not be taken by written consent in lieu of a meeting. Our certificate of incorporation further provides that special meetings of the stockholders may only be called by the chairman of the board of directors or by a majority of the board of directors. Our bylaws provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our corporate secretary timely written notice, in proper form, of the stockholder's intention to bring that proposal or nomination before the meeting. In addition to some other applicable requirements, for a stockholder proposal or nomination to be properly brought before an annual meeting by a stockholder, the stockholder generally must have given notice in proper written form to the corporate secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Although our bylaws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

     Our certificate of incorporation includes a fair price provision which prohibits business combinations with a related person, unless either:

     (a) the holders of our common stock receive in the business combination either:

          (i) the same consideration in form and amount per share as the highest consideration paid by the related person in a tender or exchange offer in which the related person acquired at least 50% of the outstanding shares of our common stock and which was consummated not more than one year prior to the business combination or the entering into of a definitive agreement for the business combination; or

          (ii) not less in amount (as to cash) or fair market value (as to non-cash consideration) than the highest price paid or agreed to be paid by the related person for shares of our common stock in any transaction that either resulted in the related person's beneficially owning 15% or more of our common stock, or was effected at a time when the related person beneficially owned 15% or more of our common stock, in either case occurring not more than one year prior to the business combination; or

     (b)  the transaction is approved by:

          (i)  a majority of continuing directors; or

          (ii) shares representing (x) at least two-thirds of the votes entitled to be cast by our common stock, and (y) a majority of the votes entitled to be cast by the holders of our common stock, excluding all shares beneficially owned by any related person.

          Under the fair price provision, a related person is any person who beneficially owns 15% or more of our common stock or is an affiliate of our company and at any time within the preceding two-year period was the beneficial owner of 15% or more of our common stock outstanding. The business combinations involving our company that are covered by the fair price provision are:

     - any merger or consolidation of our company or any subsidiary of our company with or into a related person or an affiliate of a related person;

     - any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of our company to a related person or an affiliate of a related person;

     - reclassifications, recapitalizations and other corporate actions requiring a stockholder vote that have the effect of increasing by more than one percent the proportionate share of our common stock beneficially owned by a related person or an affiliate of a related person; and

     - a dissolution of our company voluntarily caused or proposed by a related person or an affiliate of a related person.

          A continuing director is a director who is unaffiliated with the related person and who was a director before the related person became a related person, and any successor of a continuing director who is unaffiliated with a related person and is recommended or nominated to succeed a continuing director by a majority of the continuing directors. Under the fair price provision, KPMG LLP and its affiliates are not related persons. In addition, any person who acquires 15% or more of our common stock directly from KPMG LLP or its affiliates will not be deemed related persons. Our board of directors has also adopted resolutions excluding Cisco and its affiliates from the definition of related person.

          Our certificate of incorporation permits our board of directors, when evaluating:

     -    a tender offer or exchange for equity securities of our company;

     -    a merger with our company; or

     - the possible purchase of all or substantially all of the properties and assets of our company to give due consideration to the effect of any of the above transactions on constituencies other than our company's stockholders, including employees, suppliers, customers, strategic partners, creditors and others having similar relationships with our company.

          The Delaware corporate law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws or to approve mergers, consolidations or the sale of all or substantially all its assets, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock issued and outstanding and entitled to vote generally in the election of directors to amend or repeal any of the provisions of our certificate of incorporation discussed above or to approve mergers, consolidations or the sale of all or substantially all of our assets. Our bylaws may be amended or repealed by a majority vote of the board of directors, subject to any limitations set forth in the bylaws, and may also be amended by the stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock issued and outstanding and entitled to vote generally in the election of directors. The two-thirds stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.

          Our certificate of incorporation authorizes the board of directors to issue, without stockholder approval, preferred stock with such terms as our board may determine.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Our certificate of incorporation limits the liability of directors to us and our stockholders to the fullest extent permitted by the Delaware General Corporation Law. Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to us or our stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     - under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

     - for any transaction from which the director derived an improper personal benefit.

     The certificate of incorporation provides that we will indemnify and advance expenses to our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of our company. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

STOCKHOLDERS' RIGHTS PLAN

     On August 29, 2001, our board of directors adopted a stockholders' rights plan. Our stockholders' rights plan is designed to protect our company and its stockholders against unfair or coercive takeover tactics. It accomplishes this goal by making it more costly and thus more difficult to gain control of us without the consent of our board of directors. The description presented below is intended as a summary only and is qualified in its entirety by reference to the rights agreement, which is an exhibit to the registration statement of which this prospectus is a part.

     Our stockholders' rights plan provides that each of our shares of common stock will have the right to purchase from us one one-thousandth of a share of a new series A junior participating preferred stock at a price of $90 per one-thousandth of a share, subject to customary anti-dilution protection adjustment.

     The rights are attached to all certificates representing outstanding shares of our common stock, and no separate right certificates have been distributed. The rights will separate from the shares of our common stock approximately 10 days after someone acquires beneficial ownership of 15% or more of the outstanding common stock, or commences a tender offer or exchange offer for 15% or more of the outstanding common stock.

     After rights separate from our common stock, certificates representing the rights will be mailed to record holders of our common stock. Once distributed, the separate right certificates alone will represent the rights.

     The rights are not exercisable until the date the rights separate. The rights will expire on October 2, 2011, unless extended or unless earlier redeemed or exchanged by us.

     The shares of series A junior participating preferred stock purchasable upon exercise of the rights are non-redeemable. Each share of series A junior participating preferred stock is entitled to a quarterly preferential dividend payment equal to 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of series A junior participating preferred stock will be entitled to an aggregate preferential payment per share equal to 1,000 times the aggregate payment per share made to holders of common stock.

     Each share of series A junior participating preferred stock will have 1,000 votes, voting together with the shares of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of series A junior participating preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. The rights are protected by customary anti-dilution provisions.

     If, after any person or group becomes an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, each holder of a right will receive upon exercise of a right the number of shares of common stock of the acquiring company having a market value equal to two times the exercise price of the right. If any person or group becomes an acquiring person, each holder of a right will receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the right. Following the occurrence of the events described above, rights beneficially owned by any acquiring person at the time of such transaction and rights that subsequently are acquired by an acquiring person will be void and may not be exercised.

     At any time prior to the time any person becomes an acquiring person, the board may redeem the rights in whole, but not in part, at a price of $0.01 per right. At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of a majority of the outstanding shares of common stock, the board may exchange the rights (other than rights owned by such acquiring person or group, which will have become void), in whole or in part, at an exchange ratio of one share of common stock per right (subject to adjustment).

     The terms of the rights may generally be amended by the board without the consent of the holders of the rights.

     Until a right is exercised, the holder will have no rights as a stockholder.

     The rights should not interfere with any merger or other business combination approved by the board since the rights may be redeemed by us at the redemption price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the common stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

                             DESCRIPTION OF WARRANTS

         We may issue common stock warrants for the purchase of our common stock. Warrants may be issued independently or together with any debt securities or common stock offered by any prospectus supplement and may be attached to or separate from those debt securities or common stock.

         Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with warrant certificates evidencing the warrants. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants.

         The following description summarizes the general terms of the form of warrant agreement and warrant certificate which have been filed as exhibits to the registration statement of which this prospectus forms a part. You should read the warrant agreement and warrant certificate for provisions summarized below and others that may be important to you.

GENERAL

         The prospectus supplement relating to a particular series of warrants will include the specific terms of the series, including, where applicable, the following:

         -    the title and aggregate number of the warrants;

         -    the offering price;

         - the number of shares of common stock purchasable upon the exercise of a Warrant;

         - the price or manner of determining the price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable and any minimum number of warrants exercisable at one time;

         -    when the warrants become exercisable and the expiration date;

         -    the terms of any right of ours to redeem or call the warrants;

         - the terms of any right of ours to accelerate the exercisability of the warrants;

         -    where the warrant certificates may be transferred and exchanged;

         - whether the warrants are to be issued with common stock or debt securities and, if so, the number and terms of any such offered securities;

         - the date, if any, on and after which the warrants and the related shares of common stock or debt securities will be separately transferable;

         - United States federal income tax consequences applicable to the warrants; and

         - any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.

        TRANSFERS AND EXCHANGE

         Warrant certificates may be exchanged for new warrant certificates of different denominations, may, if in registered form, be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent. We may specify other offices where these activities may be conducted in a prospectus supplement. No service charge will be made for any permitted transfer or exchange of warrant certificates, but holders must pay any tax or other applicable governmental charge. Before the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise. This means holders of warrants will not have the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE

         Each Warrant will entitle its holder to purchase the number of shares of common stock at the exercise price that is set forth in, or calculable from, the applicable prospectus supplement. Holders will be able to exercise warrants at any time up to the time on the expiration date set forth in the applicable prospectus supplement. After that time, or a later date to which such expiration date may be extended by us, unexercised warrants will become void.

         Holders will be able to exercise warrants by delivering to the warrant agent at its corporate trust office warrant certificates properly completed and paying the exercise price. As soon as practicable after such delivery, we will issue and deliver to the indicated holder the shares of common stock issuable upon that exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining number of warrants. The holder of a Warrant must pay any tax or other governmental charge imposed in connection with the issuance of underlying common stock purchased upon exercise of a Warrant.

MODIFICATIONS

         The warrant agreements and the terms of the warrants may be modified or amended by us and the warrant agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we deem necessary or desirable and that will not materially adversely affect the interests of the holders of the warrants.

         Together with the warrant agent, we may also modify or amend the warrant agreement and the terms of the warrants with the consent of a majority of the holders of the then outstanding unexercised warrants affected thereby. No modification or amendment of that type that accelerates the expiration date, increases the exercise price, reduces the number of outstanding warrants required for consent of any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected thereby.

WARRANT ADJUSTMENTS


         The terms and conditions on which the exercise price of and/or the number of shares of our common stock covered by a Warrant are subject to adjustment will be set forth in the warrant certificate and the applicable prospectus supplement. Such terms may include:

         - provisions for adjusting the exercise price and/or the number of shares of our common stock covered by the Warrant;

         -    the events requiring an adjustment;

         - the events upon which we may, in lieu of making an adjustment, make proper provisions so that the holder of the Warrant, upon its exercise, would be treated as if the holder had exercised the Warrant prior to the occurrence of the events; and

         - provisions affecting exercise in the event of certain events affecting our common stock.

                              PLAN OF DISTRIBUTION

         We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

         In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

         We, our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

         If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

         Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

         If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

         If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

         Underwriters, dealers and agents may be entitled, under agreements entered into with our company to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

         To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate, short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

         Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of our business.

                                  LEGAL MATTERS

         Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for our company by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), Washington, DC.

                                     EXPERTS

         The consolidated balance sheets of KPMG Consulting as of June 30, 2000 and 2001, and the related combined statements of income before partner distributions and benefits, changes in equity and cash flows for the year ended June 30, 1999 and the seven months ended January 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the five months ended June 30, 2000 and the year ended June 30, 2001 have been audited by Grant Thornton LLP, independent certified public accountants. These financial statements and the report of the independent certified public accountants, included in KPMG Consulting's Annual

Report on Form 10-K filed on September 28, 2001, are incorporated by reference in this document.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All such expenses, except the Securities and Exchange Commission, which we refer to as the SEC, registration fee, are estimated.


Securities and Exchange Commission
registration fee ...................... $   92,000
Nasdaq fee ............................     90,000
Legal fees and expenses ...............    350,000
Transfer Agent's fees and expenses ....     10,000
Trustee's fees and expenses ...........     50,000
Rating agency fees ....................    125,000
Accounting fees and expenses ..........    100,000
Blue Sky fees and expenses (including
counsel fees) .........................      8,000
Printing expenses .....................    175,000
Miscellaneous .........................     45,000
                                        ----------
Total ................................. $1,045,000
                                        ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIMITATION ON LIABILITY OF DIRECTORS

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         As permitted by Section 102(b)(7) of the DGCL, the company's certificate of incorporation provides that a director shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) any violation of Section 174 of the DGCL, or (iv) engaging in any transaction from which the director derived an improper personal benefit. The company's certificate of incorporation requires that directors and officers be indemnified to the fullest extent authorized by the DGCL, or any other applicable law or amendments thereunder but, in the case of any amendments, only to the extent such amendment permits the company to provide broader indemnification rights than permitted prior thereto.

         Any underwriting agreements that we may enter into will likely provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The company has a directors' liability insurance policy which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

         The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a)   (1)  To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to thi registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) to the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; and

         (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on the 15th day of March, 2002.


                                                KPMG Consulting, Inc.

                                                /s/ Randolph C. Blazer
                                                --------------------------
                                                Randolph C. Blazer
                                                Chairman of the Board, Chief
                                                Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this registration statement has been signed by the following persons on March 15, 2002 in the capacities indicated below.


                Signature                                         Title
                ---------                                         -----
       /s/ Randolph C. Blazer                Chairman of the Board, Chief Executive Officer and
      ------------------------------         President
           Randolph C. Blazer

       /s/  Robert C. Lamb, Jr.              Principal Financial and Accounting Officer: Executive Vice
      ------------------------------         President and Chief Financial Officer
            Robert C. Lamb, Jr.


      By:          *                                               Director
      ------------------------------
            Douglas C. Allred

      By:          *                                               Director
      ------------------------------
            Wolfgang Kemna

      By:          *                                               Director
      ------------------------------
            Roderick C. McGeary

      By:          *                                               Director
      ------------------------------
            Afshin Mohebbi

      By:          *                                               Director
      ------------------------------
            Alice M. Rivlin

      *By: /s/  David W. Black
           -------------------------
           David W. Black
           as Attorney-in-Fact

                                  EXHIBIT INDEX


-------------------------------------------------------------------------------
Exhibit Number      Description of Exhibit
-------------------------------------------------------------------------------
1.1**               Form of Underwriting Agreement.
-------------------------------------------------------------------------------
4.1*                Rights Agreement, dated as of October 2, 2001, between KPMG
                    Consulting, Inc. and EquiServe Trust Company, N.A.
                    (incorporated herein by reference to Exhibit 1.1 to the
                    Registrant's Registration Statement on Form 8-A, filed on
                    October 3, 2001).
-------------------------------------------------------------------------------
4.2*                Form of Senior Indenture.
-------------------------------------------------------------------------------
4.3*                Form of Subordinated Indenture.
-------------------------------------------------------------------------------
4.4*                Form of Common Stock Warrant Agreement.
-------------------------------------------------------------------------------
4.5*                Form of Warrant Certificate for Common Stock.
-------------------------------------------------------------------------------
4.6**               Form of Deposit Agreement.
-------------------------------------------------------------------------------
5.1*                Opinion of Fried, Frank, Harris, Shriver & Jacobson.
-------------------------------------------------------------------------------
8.1**               Opinion of Fried, Frank, Harris, Shriver & Jacobson as to
                    tax matters.
-------------------------------------------------------------------------------
10.1                Receivables Purchase Agreement, dated as of May 22, 2000,
                    between KCI Funding Corporation, KPMG Consulting, Inc.,
                    Market Street Funding Corporation and PNC Bank, National
                    Association.
-------------------------------------------------------------------------------
10.2                Amendment No. 1 to Receivables Purchase Agreement, dated
                    as of October 24, 2000, between KCI Funding Corporation,
                    KPMG Consulting, Inc., Market Street Funding Corporation
                    and PNC Bank, National Association.
-------------------------------------------------------------------------------
10.3                Amendment No. 2 to Receivables Purchase Agreement, dated
                    as of May 21, 2001, between KCI Funding Corporation,
                    KPMG Consulting, Inc., Market Street Funding Corporation
                    and PNC Bank, National Association.
-------------------------------------------------------------------------------
10.4                Amendment No. 3 to Receivables Purchase Agreement, dated
                    as of August 1, 2001, between KCI Funding Corporation,
                    KPMG Consulting, Inc., Market Street Funding Corporation
                    and PNC Bank, National Association.
-------------------------------------------------------------------------------
10.5                Purchase and Sale Agreement, dated as of May 22, 2000,
                    between KPMG Consulting, Inc. and KCI Funding Corporation.
-------------------------------------------------------------------------------
10.6                Sale Agreement, dated as of May 22, 2000, between KPMG
                    Consulting, LLP and KPMG Consulting, Inc.
-------------------------------------------------------------------------------
12.1*               Computation of Ratio of Earnings to Fixed Charges.
-------------------------------------------------------------------------------
23.1*               Consent of Fried, Frank, Harris, Shriver & Jacobson
                    (included in Exhibit 5.1).
-------------------------------------------------------------------------------
23.2                Consent of Grant Thornton LLP.
-------------------------------------------------------------------------------
24.1*               Powers of Attorney.
-------------------------------------------------------------------------------
25.1**              Form T-1 Statement of Eligibility of the Senior Indenture
                    Trustee.
-------------------------------------------------------------------------------
25.2**              Form T-1 Statement of Eligibility of the Subordinated
                    Indenture Trustee.
-------------------------------------------------------------------------------


*         Previously filed.
** Executed versions of this agreement, if any, will, if applicable, be filed by Current Report on Form 8-K after the issuance of the securities to which they relate.